Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-48735) pertaining to the PlayCore, Inc. Stock Program of our report dated January 28, 2000, except for Note 4, as to which the date is March 3, 2000, with respect to the consolidated financial statements and schedules of PlayCore, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.




Milwaukee, Wisconsin                             /s/ERNST & YOUNG LLP
March  27, 2000